Exhibit 99.1

ARMORED AUTOGROUP ANNOUNCES CONFERENCE CALL TO REVIEW THE COMPANY’S FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2014

Danbury, Conn., November 6, 2014 — Armored AutoGroup Inc. will hold a conference call to discuss the Company’s financial results for the third quarter of 2014 (ended September 30, 2014) on Monday, November 10, 2014 at 11:00 a.m. Eastern Time. Investors interested in participating should dial 855-664-2700 with conference ID 30699036 or email ir@armoredautogroup.com for additional information.

A replay of the conference call will be available through December 10, 2014 by dialing 855-859-2056.

ABOUT ARMORED AUTOGROUP

Armored AutoGroup is the leading global manufacturer and marketer of automotive appearance, performance, and do-it-yourself A/C recharge products sold under iconic brands that include Armor All®, STP®, A/C Pro®, and Tuff Stuff®. Headquartered in Danbury, Connecticut, with key operations in Europe, the Americas and Asia, the Company has annual revenues approaching $500 million. Armored AutoGroup has assembled a team of industry veterans with successful track records in innovation and solutions for the automotive aftermarket, experience managing global businesses, and making successful acquisitions. The global Armored AutoGroup team consists of approximately 350 associates in locations throughout the world.